Exhibit 99

Form 3 Joint Filer Information


Name:				Frost Gamma Investments Trust

Address:			4400 Biscayne Boulevard
				15th Floor
				Miami, Florida  33137

Designated Filer:		Steven D. Rubin

Issuer & Ticker Symbol:	Dreams, Inc. (DRMS.OB)

Date of Event Requiring
	Statement:		November 1, 2006


Signature:  s/ Phillip Frost, M.D., Trustee